EXHIBIT 99.1

Issuer Direct Reports First Quarter 2022 Results

Record First Quarter Revenues, Increasing 6% to $5.3 million from Q1 2021; Gross Margin Percentage Improved to 77%

RALEIGH, NC / ACCESSWIRE / May 5, 2022 / Issuer Direct Corporation (NYSE American: ISDR) (the "Company"), an industry-leading communications and compliance company, today reported its operating results for the three months ended March 31, 2022.

Brian Balbirnie, CEO of Issuer Direct, commented, "We have continued to deliver top line revenue growth year over year in both our Communications and Compliance businesses. Our strategic focus remains on investing in our core product set, our operations and in customer expansion to sustain long-term growth.”

Mr. Balbirnie continued, “Our growth compared to the first quarter of 2021 was once again led by our ACCESSWIRE newswire business as well as our investor relations and newsroom product sets. Additionally, our traditional annual meeting and proxy business performed well for the quarter. It is encouraging to see margin improvements in our entire business, increasing 5% higher to 77% from 72% during the same quarter of the prior year.”

First Quarter 2022 Highlights:

•

Revenue - Total revenue was $5,288,000, a 6% increase from $4,980,000 in Q1 2021 and an 8% decrease from $5,718,000 in Q4 2021. Communications revenue increased 6% from Q1 2021 and decreased 8% from Q4 2021. The increase in Communications revenue from Q1 2021was primarily due to an increase in revenue from our ACCESSWIRE product, partially offset by a decrease in revenue from our events and webcasting business. The decrease in Communications revenue from Q4 2021 was primarily driven by decreased demand from our events and webcasting business and slightly lower volume from our ACCESSWIRE business. Communications revenue remained 64% of total revenue for Q1 2022 and Q1 2021. Revenue from our Compliance business increased 6% from Q1 2021 and decreased 7% from Q4 2021. The increase from Q1 2021 was due to an increase in revenue from our print and proxy fulfillment services driven by an increase in projects, partially offset by a decrease in our transfer agent services due to less corporate actions and a decline in our legacy ARS business due to customer attrition. The decrease from Q4 2021 was due to a decrease in revenue from compliance services due to seasonality and transfer agent services due to less corporate actions.

•

Gross Margin - Gross margin for Q1 2022 was $4,056,000, or 77% of revenue, compared to $3,586,000, or 72% of revenue, during Q1 2021, and $4,199,000, or 73%, in Q4 2021. Communications gross margin percentage was 78%, an increase from 73% in Q1 2021 and 77% in Q4 2021. The increase in Communications gross margin percentage was due to an increase in revenue from ACCESSWIRE as well as lower teleconferencing costs.

•

Operating Income - Operating income was $688,000 for Q1 2022, as compared to $707,000 during Q1 2021. The decrease in operating income despite the increase in gross margin is due to an increase in operating expenses, primarily due to continued investment and expansion of our headcount, including our corporate, sales and marketing and product development teams as well as an increase in bad debt expense.

•	Net Income - On a GAAP basis, net income was $516,000, or $0.13 per diluted share, during Q1 2022, compared to $545,000, or $0.14 per diluted share, during Q1 2021.
•

Operating Cash Flows - Cash flows from operations for Q1 2022 were $548,000 compared to $1,269,000 in Q1 2021. The decrease in cash flows from operations was primarily due to timing attributed to working capital.

•

Non-GAAP Measures - Q1 2022 EBITDA was $850,000, or 16% of revenue, compared to $992,000, or 20% of revenue, during Q1 2021. Non-GAAP net income for Q1 2022 was $830,000, or $0.22 per diluted share, compared to $687,000, or $0.18 per diluted share, during Q1 2021.

•

Stock Repurchase Plan – On March 1, 2022, the Company’s board of directors authorized a $5,000,000 stock repurchase plan. During Q1 2022, the Company repurchased 6,200 shares of common stock for $182,000.

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Key Performance Indicators:

•	During the quarter, the Company worked with 3,483 customers, compared to 3,511 during the same period last year.
•

During the quarter, the Company had 964 active customers subscribing to our products, compared to 750 customers during the same period last year. The Company defines a subscription as any customer who enters into a contract for a minimum of one year for one or more products.

Non-GAAP Information

Certain Non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company excludes certain items, such as amortization of intangible assets, stock-based compensation, other unusual items and tax impact of adjustments. The Company believes that excluding such items provides investors and management with a representation of the Company's core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company's operating expenditures and continuing operations. Management uses such Non-GAAP measures to evaluate financial results and manage operations. The release and the attachments to this release provide a reconciliation of each of the Non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The Non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial statements and investors should evaluate them carefully. These Non-GAAP financial measures may differ materially from the Non-GAAP financial measures used by other companies.

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

($ in ‘000’s, except per share amounts)

CALCULATION OF EBITDA

	Three Months ended March 31,
	2022	2021
	Amount	Amount

Net income:	$516	$545
Adjustments:
Depreciation and amortization	162	285
Interest income	(2)	(1)
Income tax expense	174	163
EBITDA:	$850	$992

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CALCULATION OF NON-GAAP NET INCOME

	Three Months ended March 31,
	2022		2021
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$516	$0.13	$545	$0.14
Adjustments:
Amortization of intangible assets (1)	108	0.03	117	0.03
Stock-based compensation (2)	184	0.05	63	0.02
Other unusual items (3)	106	0.03	—	—
Tax impact of adjustments (4)	(84)	(0.02)	(38)	(0.01)
Non-GAAP net income:	$830	$0.22	$687	$0.18

1)	The adjustments represent the amortization of intangible assets related to acquired assets and companies.

2)

The adjustments represent stock-based compensation expense related to awards of stock options, restricted stock units or common stock in exchange for services. Although the Company expects to continue to award stock in exchange for services, the amount of stock-based compensation is excluded as it is subject to change as a result of one-time or non-recurring projects.

3)	For the three months ended March 31, 2022, this adjustment give effect to a one-time executive recruiting fee of $90,000 and merger and acquisition-related expenses of $16,000.

4)	This adjustment gives effect to the tax impact of all non-GAAP adjustments at the current Federal rate of 21%.

Conference Call Information

To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call.

Date: May 5, 2022

Time: 4:30 PM ET

Participant: 877-545-0320 | 973-528-0002

Participant Access Code: 261534

Live Webcast: https://www.webcaster4.com/Webcast/Page/1/45358

Conference Call Replay Information

The replay will be available beginning approximately 1 hour after the completion of the live event, ending at midnight eastern on May 19, 2022.

Toll Free: 877-481-4010

International: 919-882-2331

Replay Passcode: 45358

Web replay: http://www.issuerdirect.com/earnings-calls-and-scripts/

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About Issuer Direct Corporation

Issuer Direct ® is a leading communications and compliance company, providing solutions for both Public Relations and Investor Relations Professionals. Our comprehensive solutions are used by thousands of customers from emerging startups to multi-billion dollar global brands, ensuring their most important moments are reaching the right audiences, via our industry leading newswire, IR website solutions, events technology, and compliance solutions. For more information, please visit www.issuerdirect.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs, such as "will," "should," "would," "may," and "could," are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements for many reasons including the impact of the coronavirus pandemic. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2021, including but not limited to the discussion under "Risk Factors" therein, which the Company filed with the SEC and which may be viewed at http://www.sec.gov/.

For Further Information:

Issuer Direct Corporation

Brian R. Balbirnie

(919)-481-4000

brian.balbirnie@issuerdirect.com

Hayden IR

Brett Maas

(646)-536-7331

brett@haydenir.com

Hayden IR

James Carbonara

(646)-755-7412

james@haydenir.com

SOURCE: Issuer Direct Corporation

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ISSUER DIRECT CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	March 31,	December 31,
	2022	2021
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$24,271	$23,852
Accounts receivable (net of allowance for doubtful accounts of $774 and $675, respectively)	3,950	3,291
Other current assets	879	750
Total current assets	29,100	27,893
Capitalized software (net of accumulated amortization of $3,317 and $3,301, respectively)	185	201
Fixed assets (net of accumulated depreciation of $494 and $456, respectively)	696	713
Right-of-use asset – leases	1,469	1,533
Other long-term assets	83	94
Goodwill	6,376	6,376
Intangible assets (net of accumulated amortization of $6,113 and $6,005, respectively)	2,339	2,447
Total assets	$40,248	$39,257

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$850	$695
Accrued expenses	1,791	1,975
Income taxes payable	261	46
Deferred revenue	3,422	3,086
Total current liabilities	6,324	5,802
Deferred income tax liability	141	176
Lease liabilities – long-term	1,580	1,659
Total liabilities	8,045	7,637
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, no shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively.	—	—
Common stock $0.001 par value, 20,000,000 shares authorized, 3,794,838 and 3,793,538 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively.	4	4
Additional paid-in capital	22,461	22,401
Other accumulated comprehensive loss	(12)	(19)
Retained earnings	9,750	9,234
Total stockholders' equity	32,203	31,620
Total liabilities and stockholders’ equity	$40,248	$39,257

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ISSUER DIRECT CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except share and per share amounts)

	For the Three Months Ended
	March 31,	March 31,
	2022	2021

Revenues	$5,288	$4,980
Cost of revenues	1,232	1,394
Gross profit	4,056	3,586
Operating costs and expenses:
General and administrative	1,683	1,404
Sales and marketing	1,264	1,074
Product development	275	249
Depreciation and amortization	146	152
Total operating costs and expenses	3,368	2,879
Operating income	688	707
Interest income	2	1
Net income before income taxes	690	708
Income tax expense	174	163
Net income	$516	$545
Income per share – basic	$0.14	$0.15
Income per share – fully diluted	$0.13	$0.14
Weighted average number of common shares outstanding – basic	3,794	3,769
Weighted average number of common shares outstanding – fully diluted	3,834	3,817

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ISSUER DIRECT CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	For the Three Months Ended
	March 31,	March 31,
	2022	2021
Cash flows from operating activities:
Net income	$516	$545
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	162	285
Bad debt expense	101	28
Deferred income taxes	(35)	(15)
Stock-based compensation expense	184	63
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(752)	(484)
Decrease (increase) in other assets	(55)	(16)
Increase (decrease) in accounts payable	154	287
Increase (decrease) in accrued expenses	(53)	398
Increase (decrease) in deferred revenue	326	178
Net cash provided by operating activities	548	1,269

Cash flows from investing activities:
Purchase of fixed assets	(21)	(16)
Net cash used in investing activities	(21)	(16)

Cash flows from financing activities:
Exercise of stock options	58	199
Payment for stock repurchase and retirement	(182)	(452)
Net cash used in financing activities	(124)	(253)

Net change in cash and cash equivalents	403	1,000
Cash and cash equivalents – beginning	23,852	19,556
Currency translation adjustment	16	(8)
Cash and cash equivalents – ending	$24,271	$20,548

Supplemental disclosures:
Cash paid for income taxes	$—	$—

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